Exhibit 10.82

FIRST AMENDMENT TO EMPLOYMENT AGREEMENT

THIS FIRST AMENDMENT TO EMPLOYMENT AGREEMENT (this “Amendment”) is made and entered into by and between Cano Petroleum Inc., a Delaware corporation with its principal executive offices in Fort Worth, Texas (the “Company”), and Phillip Feiner, an individual currently residing in Collin County, Texas (“Employee” collectively, the “Parties”), effective as of the 8th day of September, 2008 (the “Amendment Effective Date”).

WHEREAS, the Company and Employee entered into that certain Employment Agreement dated as of May 31, 2008, (the “Agreement”); and

WHEREAS, the Company and Employee now desire to amend, alter, modify and change the terms and provisions of the Agreement, as follows.

NOW THEREFORE, for and in consideration of the mutual benefits to be obtained hereunder and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged and confessed, the Company and Employee do hereby agree to amend, alter, modify and change the Agreement, effective prospectively, as of the Amendment Effective Date as follows:

1.                                      Section 4. (a)  Compensation. shall be deleted in its entirety and the following substituted in place and in lieu thereof:

(a)                                  Salary:  The Company shall pay Employee for his services, a base salary, on an annualized basis, of $170,000.00 (One Hundred Seventy Thousand Dollars) per annum for the period from the Effective Date, which salary shall be payable by the Company in substantially equal installments on the Company’s normal payroll dates.  All applicable taxes on the base salary will be withheld in accordance with applicable federal, state and local taxation guidelines.

Except as specifically amended, altered, modified and changed hereby and heretofore, the Agreement remains in full force and effect as originally written.

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Signatures

To evidence the binding effect of the covenants and agreements described above, the Parties hereto have executed this Amendment effective as of the date first above written.

THE COMPANY:

CANO PETROLEUM, INC.

By:	/s/ S. Jeffrey Johnson
S. Jeffrey Johnson
Chairman and Chief Executive Officer

EMPLOYEE:

/s/ Phillip Feiner
Phillip Feiner